UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2008

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware
___________________________
(State or other Jurisdiction of Incorporation)

000-50955	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
___________________________
(Registrant’s telephone number, including area code)

_______________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 13, 2008, Mix Entertainment Holdings, LLC “Mix”, was determined to be a qualified winning bidder based on its overbid for the assets of Centerstaging Musical Productions, Inc. - Debtor-in-Possession, (“CMPI”), the wholly owned subsidiary of Centerstaging Corp. (the “Company”). The sale is pursuant to CMPI’s pending Chapter 11 bankruptcy case 2:08-bk-13019-VZ. Mix and CMPI entered into an Asset Purchase Agreement (the “Agreement”) whereby Mix intends to acquire certain assets of CMPI for $3.8 million and the assumption of up to $1.3 million of equipment financing obligations. Assuming all conditions are met, the Company expects the transaction to close in the quarter ending December 31, 2008.

The proposed sale of CMPI’s assets to MIX was subject to sale procedures under Section 363 of the Bankruptcy Code, and will include the assumption and assignment approved by the bankruptcy court and any sale will be pursuant to a Sale Order of the Bankruptcy Court approving of certain executory contracts, unexpired leases and liabilities thereunder pursuant to Section 365 of the Bankruptcy Code and the terms and conditions of the Agreement. The Company previously reported on September 29, 2008, that it entered into an Asset Purchase Agreement with Point.360 (NASDAQ “PTSX”), and on October 7, 2008, the United States Bankruptcy Court approved Point.360 as the “stalking horse” bidder. As the Court has previously approved a break-up fee in the amount of $150,000 (the “Break-up Fee”) to be paid to Point.360 in the event Point.360 was not the successful bidder at the Sale Hearing, Point.360 is entitled to receive the Break-up Fee upon and subject to the closing of the Mix transaction. Point.360 is now the back-up offer in the event the Mix transaction does not close.

In addition, Mix has tendered an offer of $4.0 million for affiliated real property leased by CMPI, located at 2820 Hollywood Way, Burbank, CA 91504 (“2820 Hollywood Way”) owned by Jan & Johnny, Inc.-Debtor-in-Possession (2:08-bk-18277-VZ). The 2820 Hollywood Way sale is subject to overbids and court approval at a bankruptcy sale hearing scheduled for December 4, 2008 in the United States Bankruptcy Court.

MIX is a diversified concept development, feasibility and business planning firm founded in 2007, providing services in entertainment, real estate development, retail, hospitality, and recreation industries. Mix is headquartered at Capital Studios at Sunset Bronson 5800 Sunset Blvd. Building 10, Suite 4
Los Angeles, CA 90028.

CMPI is primarily engaged in the business of (i) providing production and support services for live musical performances for major television programs; (ii) renting its studio and soundstage facilities, and (iii) renting musical instruments and related equipment for use at its studios and other venues.

There can be no assurance that the conditions precedent to CMPI’s obligation to close the transaction will occur or that the transaction will ultimately be approved by the Bankruptcy Court.

ITEM 9.01  Financial Statements and Exhibits.

10.1 Asset Purchase Agreement (without exhibits or schedules) dated November 7, 2008 between Centerstaging Musical Productions, Inc., Debtor and Debtor in Possession, and Mix Entertainment Holdings, LLC

10.2 Order authorizing sale of debtors assets to Mix Entertainment Holdings, LLC., which modifies item 10.1 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008
CENTERSTAGING CORP.
/s/ John G. Caswell
By: John G. Caswell President